FingerMotion, Inc. Intends to Enter the Edge AI Inference Computing Market

FingerMotion Plans AI Infrastructure Strategy with Modular Edge Data Center Initiative

SINGAPORE / Newsfile Corp. / June 3, 2026 – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data and technology company, today announced plans to expand its infrastructure strategy through the development of modular AI-focused edge computing facilities designed to support the growing demand for localized artificial intelligence processing and inference workloads.

The initiative builds upon the Company’s existing telecommunications and technology platform operations and represents a strategic extension of the Company’s long-term infrastructure and data services roadmap. The Company believes the rapid adoption of AI is driving demand for localized, energy-efficient computing infrastructure that can process data closer to end users. Management emphasized that the Company’s approach is focused on edge-based AI inference infrastructure rather than hyperscale cloud data center development.

“As AI adoption accelerates across industries, we believe demand for localized inference infrastructure will continue to grow,” said Martin Shen, CEO of FingerMotion. “Our strategy is focused on developing scalable edge computing solutions that can be deployed efficiently and expanded as demand increases. Given our history of developing AI usage in our big data division, we view this initiative as a natural extension of our technology platform and a potential driver of long-term shareholder value.”

Targeting the Growing Edge AI Inference Market

The Company believes AI inference demand is expected to accelerate significantly as businesses deploy AI-enabled applications across sectors including manufacturing, logistics, smart city systems, healthcare, transportation, and industrial automation.

Unlike cloud AI facilities that require substantial capital investment and extended development timelines, the Company’s intended infrastructure model is to utilize modular, self-contained AI compute units capable of incremental deployment based on customer demand and regional requirements. These self-contained AI computing units are expected to support distributed AI workloads requiring real-time or near real-time processing, particularly in environments where latency, bandwidth efficiency, and localized processing are critical.

Modular Micro-Grid Powered Infrastructure

The Company’s proposed infrastructure design incorporates modular data center architecture powered by localized micro-grid energy systems. The Company believes this approach may reduce deployment timelines while improving operational flexibility and energy efficiency.

Management believes that traditional large-scale data center projects can require multiple years to complete due to permitting, construction, and utility infrastructure requirements. The proposed modular deployment strategy is intended to accelerate infrastructure availability and provide scalable expansion capabilities as demand increases.

The Company expects its edge infrastructure initiative to complement its broader technology ecosystem while creating additional opportunities for recurring infrastructure-related revenue streams.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to buy the Company's securities.